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                                                                       EXHIBIT 3

                           DAWSON GEOPHYSICAL COMPANY


                                     BYLAWS


                                    ARTICLE I

                                     OFFICES

         Section 1. The principal office of the Corporation shall be in the City of Midland, County of Midland, State of Texas, and the name of the resident agent in charge thereof is L. Decker Dawson.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held at the offices of the Corporation in Midland, Texas, unless otherwise provided by resolution by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Texas, as shall be stated in the Notice of Meeting or in a duly executed waiver of notice thereof.

         Section 2. An Annual Meeting of Stockholders shall be held on the fourth Tuesday of January at 10:00 a.m. in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at which time they shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.

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         Section 3. Written notice of the Annual Meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten days prior to the meeting.

         Section 4. At least ten days before every election of Directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open at the principal office of the Corporation for said ten days to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, and unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President or Secretary at the request in writing of stockholders owning twenty-five percent (25%) or more in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten (10) days before such meeting.

         Section 7. Business transacted at all special meetings shall be confined to the objects stated in the call.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise

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provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in the stockholder's name on the books of the Corporation. Each outstanding share having voting power shall be entitled to one vote for each Director to be elected. Except where the transfer books of the Corporation shall have closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for Directors

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which shall have been transferred on the books of the Corporation within twenty days next preceding such election of Directors.

         Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

         Section 12. Nomination of Directors. Subject to the rights of holders of any class or series of stock having a preference over common stock of the Corporation as to dividends or upon liquidation and to elect Directors under specified circumstances, nominations of persons for election to the Board of Directors may be made only (a) by the Board of Directors or a committee appointed by the Board of Directors or (b) by any shareholder who is a shareholder of record at the time of giving the shareholders' notice provided for in this Section 12, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 12. A shareholder wishing to nominate one or more individuals to stand for election in the election of members of the Board of Directors at any annual or special meeting must provide written notice thereof to the Board of Directors not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by a mailing to shareholders, a press release or a filing with the Securities and Exchange Commission pursuant to Section 13(a) or 14(a) of the Securities and Exchange Act of 1934 more than 90 days prior to the meeting, such notice, to be timely, must be delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was publicly announced. A shareholder's notice shall set forth (i)


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the name and address, as they appear on the Corporation's books, of the shareholder making the nomination or nominations; (ii) such information regarding the nominee(s) proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee(s) been nominated or intended to be nominated by the Board of Directors; (iii) a representation of the shareholder as to the class and number of shares of stock of the Corporation that are beneficially owned by such shareholder, and the shareholder's intent to appear in person or by proxy at the meeting to propose such nomination; and (iv) the written consent of the nominee(s) to serve as a member of the Board of Directors if so elected. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 12. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the provisions of these bylaws, and if the Chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 13. Proposals of Shareholders. At any meeting of shareholders, there shall be conducted only such business as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the shareholders' notice provided for in this Section 13, who shall be entitled to vote at such meeting and who complies with the notice procedure set forth in this Section 13. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder shall have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly


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announced by the Corporation by a mailing to shareholders, a press release or a filing with the Securities and Exchange Commission pursuant to Section 13(a) or 14(a) of the Securities and Exchange Act of 1934 more than 90 days prior to the meeting, such notice, to be timely, must be delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was first so publicly announced. A shareholder's notice shall set forth as to each matter proposed to be brought before the meeting: (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal regarding the amendment of either the Articles of Incorporation of the Corporation or these Bylaws, the language of the proposed amendment; (2) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (3) a representation of the shareholder as to the class and number of shares of capital stock of the Corporation that are beneficially owned by such shareholder, and the shareholder's intent to appear in person or by proxy at the meeting to propose such business; and (4) any material interest of such shareholder in such proposal or business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a shareholders meeting unless brought before the meeting in accordance with the procedure set forth in this Section 13. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


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                                   ARTICLE III

                                    DIRECTORS

       Section 1. The number of Directors which shall constitute the whole
Board shall not be less than five nor more than fifteen. Within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the Annual Meeting. The Directors shall be elected at the Annual Meeting of the Stockholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be stockholders.

         Section 2. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any Directors or otherwise, or any new directorship is created by an increase in the authorized number of Directors, a majority of the Directors then in office though less than a quorum may choose a successor or successors, or fill the newly created directorship and the Directors so chosen shall hold office until the next annual election of Directors and until their successors shall be duly elected and qualified, unless sooner displaced.

         Section 3. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                              MEETINGS OF THE BOARD

         Section 4. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.


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         Section 5. The first meeting of each newly elected Board shall be held at such time and place as shall be fixed by the vote of the stockholders at the Annual Meeting and no notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the Directors.

         Section 6. Regular meetings of the Board may be held without notice at such time and place as shall, from time to time, be determined by the Board.

         Section 7. Special meetings of the Board may be called by the President on five days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

         Section 8. At all meetings of the Board the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meetings at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                             COMMITTEES OF DIRECTORS

         Section 9. The Board of Directors, by resolution passed by a majority of the whole Board, may designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in said resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of


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the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name for names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 10. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                            COMPENSATION OF DIRECTORS

         Section 11. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing


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signed by the person or persons entitled to said notice, whether before or after the time stated thereon, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the Directors and shall be a President, Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person.

         Section 2. The Board of Directors at its first meeting after each Annual Meeting of Stockholders shall choose a President from its members, and shall choose one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board.

          Section 3. The Board may appoint such other offices and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.


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                                  THE PRESIDENT


         Section 6. The President shall be the Chief Executive Officer of the Corporation. The President shall preside at all meetings of the stockholders and Directors, shall be ex officio, a member of all standing committees, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.

         Section 7. The President shall execute contracts, sales agreements, licensing and royalty agreements, bonds, mortgages, deeds of trust, deeds, leases, agreements and instruments necessary or desired in the transaction of the authorized business of the Corporation and, if requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other office or agent of the Corporation.

                                 VICE PRESIDENTS

         Section 8. The Vice Presidents in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall


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keep in safe custody the seal of the Corporation and, when authorized by the
Board, affix the same to any instrument requiring it and, when so fixed, it shall be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary.

         Section 10. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all the Treasurer's transactions as Treasurer and of the financial condition of the Corporation.

         Section 13. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control, belonging to the Corporation.


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         Section 14. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         Section 1. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock. If any stock certificate is signed by (1) a transfer agent or an assistant transfer agent, or (2) a transfer clerk acting on behalf of the Corporation and a Registrar, the signature of any such office may be facsimile.

                                LOST CERTIFICATES

         Section 2. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates, or the owner's legal representatives, to advertise the same in such manner as it shall require and/or give


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the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                TRANSFER OF STOCK

         Section 3. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

         Section 4. The Board of Directors may close the stock transfer books of the Corporation for a period of not less than ten days nor more than sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not less than ten days nor more than sixty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not less than ten days nor more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any


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change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                             REGISTERED STOCKHOLDERS

         Section 5. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such


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other purpose as the Directors shall think conducive to the interest of the
Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. The Board of Directors shall present at each Annual Meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and conditions of the Corporation.

                                     CHECKS

         Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

         Section 5. The fiscal year of the Corporation shall begin on the first day of October of each year and end on the last day of September of each year.

                                      SEAL

         Section 6. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" so as to make an impression similar to that on the margin hereof. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. These Bylaws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of


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such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the board proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place of the meeting for the election of Directors shall be made within sixty days next before the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to the stockholder's last known post office address at least twenty days before the meeting is held.

                                   ARTICLE IX

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         To the extent permitted by Texas Business Corporation Act Article 2.02-1, the Corporation shall indemnify any present or former Director, officer, employee or agent of the Corporation against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with a proceeding in which the person was, is, or is threatened to be made a named defendant or respondent because the person is or was a Director, officer, employee or agent of the Corporation.